                  WENDY'S INTERNATIONAL, INC. AND SUBSIDIARIES
                                   EXHIBIT 11
                   COMPUTATION OF NET INCOME PER COMMON SHARE

                                                   (IN THOUSANDS EXCEPT PER SHARE DATA)
                                                       QUARTER ENDED  QUARTER ENDED
                                                          JULY 2         JULY 3
                                                           1995           1994
                                                         --------       --------
Weighted average number
 of common shares outstanding. . . . . . . . . . .        102,106        101,157
 Add net shares issuable pursuant
    to employee stock option plans
    less shares assumed repurchased
    at the average market price. . . . . . . . . .          2,972          3,342
                                                         --------       --------
Number of shares for computation of
 primary earnings per share. . . . . . . . . . . .        105,078        104,499
  Add net additional shares issuable
    pursuant to employee stock option plans at
    period-end market price. . . . . . . . . . . .             60
  Add additional shares issuable
   assuming conversion of
   subordinated debentures . . . . . . . . . . . .          8,128          8,130
                                                         --------       --------
Number of shares for computation of
  fully diluted earnings per share . . . . . . . .        113,266        112,629
                                                         --------       --------
                                                         --------       --------
Net income for computation of primary
  earnings per share . . . . . . . . . . . . . . .       $ 40,096       $ 33,348
  Add savings on assumed dilutive conversion
   of subordinated debentures net of tax . . . . .          1,291          1,136
                                                         --------       --------
Net income for computation of fully diluted
  earnings per share . . . . . . . . . . . . . . .       $ 41,387       $ 34,484
                                                         --------       --------
                                                         --------       --------
Net income per share:
 Assuming primary dilution . . . . . . . . . . . .           $.38           $.32
                                                             ----           ----
                                                             ----           ----

 Assuming full dilution. . . . . . . . . . . . . .           $.37           $.31
                                                             ----           ----
                                                             ----           ----

                  WENDY'S INTERNATIONAL, INC. AND SUBSIDIARIES
                                   EXHIBIT 11
                   COMPUTATION OF NET INCOME PER COMMON SHARE

                                                   (IN THOUSANDS EXCEPT PER SHARE DATA)
                                                       YEAR-TO-DATE   YEAR-TO-DATE
                                                          ENDED          ENDED
                                                          JULY 2         JULY 3
                                                           1995           1994
                                                         --------       --------
Weighted average number
 of common shares outstanding. . . . . . . . . . .        101,971        101,049
 Add net shares issuable pursuant
    to employee stock option plans
    less shares assumed repurchased
    at the average market price. . . . . . . . . .          2,829          3,471
                                                         --------       --------
Number of shares for computation of
 primary earnings per share. . . . . . . . . . . .        104,800        104,520
  Add net additional shares issuable
    pursuant to employee stock option plans at
    period-end market price. . . . . . . . . . . .             93
  Add additional shares issuable
    assuming conversion of
    subordinated debentures. . . . . . . . . . . .          8,128          8,130
                                                         --------       --------
Number of shares for computation of
  fully diluted earnings per share . . . . . . . .        113,021        112,650
                                                         --------       --------
                                                         --------       --------
Net income for computation of primary
  earnings per share . . . . . . . . . . . . . . .       $ 55,902       $ 45,834
  Add savings on assumed dilutive conversion
    of subordinated debentures net of tax. . . . .          2,581          2,272
                                                         --------       --------
Net income for computation of fully diluted
  earnings per share . . . . . . . . . . . . . . .       $ 58,483       $ 48,106
                                                         --------       --------
                                                         --------       --------
Net income per share:
 Assuming primary dilution . . . . . . . . . . . .           $.53           $.44
                                                             ----           ----
                                                             ----           ----

 Assuming full dilution. . . . . . . . . . . . . .           $.52           $.43
                                                             ----           ----
                                                             ----           ----